Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2, dated as of October 26, 2023 (this “Amendment”), to the Agreement and Plan of Merger, dated as of July 23, 2023 (as amended by that certain Amendment No. 1, dated as of October 12, 2023, the “Merger Agreement”), by and among Sculptor Capital Management, Inc., a Delaware corporation (the “Company”), Sculptor Capital LP, a Delaware limited partnership and Subsidiary of the Company (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors II LP” and, together with Capital LP and Advisors LP, the “Operating Partnerships”), Rithm Capital Corp., a Delaware corporation (“Parent”), Calder Sub, Inc., a Delaware corporation and Subsidiary of Parent (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub III” and collectively with Merger Sub I and Merger Sub II, the “LP Merger Subs” and collectively with Merger Sub Inc, the “Merger Subs”), hereby amends the Merger Agreement as set forth herein.  Each of the Company, Capital LP, Advisors LP, Advisors II LP, Parent, Merger Sub Inc., Merger Sub I, Merger Sub II and Merger Sub III is referred to herein as a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have determined to amend the Merger Agreement in accordance with Section 9.05 of the Merger Agreement as set forth herein;

WHEREAS, concurrently with the execution and delivery of this Amendment, Parent is entering into the (i) Transaction Support Agreement with Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and the other signatories party thereto (the “Transaction Support Agreement”) and (ii) Revised Amendment of Select Terms of the Partner Agreements with the Merger Subs and James Levin (the “Levin Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.          Amendment of Section 1.01 – Definitions. Section 1.01(a) of the Merger Agreement is hereby amended by (i) replacing the dollar amount of “$20,307,196” with the dollar amount of “$22,426,831” in the definition of “Company Termination Fee”, (ii) replacing the dollar amount of “$173,104,681” with the dollar amount of “$177,856,138” in the definition of “LP Merger Consideration” and (iii) replacing the dollar amount of “$5,415,252” with the dollar amount of “$5,677,679” in the definition of “Parent Expenses”.

2.          Amendment of Section 2.01 – The Closing. Section 2.01 of the Merger Agreement is hereby amended by replacing the words “two (2) Business Days” with the words “one (1) Business Day”.

3.          Amendment of Section 3.01(a) – Conversion of Company Class A Common Stock. Section 3.01(a) of the Merger Agreement is hereby amended by replacing the dollar amount of “$12.00” with the dollar amount of “$12.70”.

4.          Amendment of Section 8.03(a) – Company Termination Fee. The Merger Agreement is hereby amended by (i) moving “(A)” in Section 8.03(a)(i) to immediately follow “(y)”, (ii) replacing the words “and has not been withdrawn” in clause (A) of Section 8.03(a)(i) of the Merger Agreement with the words “(whether or not such Acquisition Proposal has been withdrawn)”, (iii) inserting the words “(1) consummates any Acquisition Proposal or (2)” in clause (B) of Section 8.03(a)(i) of the Merger Agreement following the words “within twelve (12) months of the termination of this Agreement, the Company”, (iv) replacing the words “within three (3) Business Days after the date on which such Acquisition Proposal is consummated” in Section 8.03(a)(i) of the Merger Agreement with the words “concurrently with the consummation of such Acquisition Proposal”, (v) replacing the words “within three (3) Business Days following such termination” in Section 8.03(a)(ii) of the Merger Agreement with the words “concurrently with such termination” and (vi) replacing the words “within three (3) Business Days following such termination” in Section 8.03(a)(iii) of the Merger Agreement with the words “concurrently with such termination”.

5.          Transaction Support Agreement.  The Merger Agreement is hereby amended by (i) amending Section 1.01(a) to add a defined term, which shall appear in the appropriate alphabetical order, that reads as follows “ “Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of October 26, 2023, by and among Parent, Daniel S. Och, Harold Kelly, Jr., Richard Lyon, James O’Connor, Zoltan Varga and the other signatories thereto.”, (ii) amending the definition of “Ancillary Agreements” to insert the words “Transaction Support Agreement,” (iii) amending Section 4.02 to add a sentence at the end of such section that reads as follows “Prior to the execution of the Transaction Support Agreement by the parties thereto, the Company Board (acting upon the unanimous recommendation of the Special Committee to take such action) approved the Transaction Support Agreement and the transactions contemplated thereby.”, (iv) amending Section 5.07(b) to insert the words “and the Transaction Support Agreement” after the words “Other than the Support Agreements”, (v) amending Section 6.02(f) to insert the words “the Transaction Support Agreement,” after the words “the Support Agreements,”, and (vi) inserting a new Section 6.23 with text that reads as follows “Transaction Support Agreement. Parent shall seek to enforce the obligations of the Stockholders (as such term is defined in the Transaction Support Agreement) under the Transaction Support Agreement and the Company shall be entitled to specific performance pursuant to Section 9.02 to cause Parent to seek to enforce the obligations of the Stockholders under the Transaction Support Agreement.  Prior to the Closing, Parent shall not, except with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), (i) amend, modify, waive or agree to terminate any of the terms or provisions of the Transaction Support Agreement (or enter into any Contract that has the effect of the foregoing) or (ii) take any action with the intent to violate clause (vi) of Section 7.04 of the Transaction Support Agreement  (but solely to the extent that such action results in the termination of the Transaction Support Agreement pursuant to clause (vi) of Section 7.04 thereof).”

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6.          The Company hereby consents to the entry into the Transaction Support Agreement and the Levin Agreement and acknowledges and agrees that, notwithstanding anything in the Merger Agreement to the contrary, Parent and its Affiliates are permitted to take the actions contemplated by the Transaction Support Agreement and the Levin Agreement and consummate the transactions contemplated thereby.

7.          Each of Parent and the Merger Subs hereby waives the conditions (i) set forth in Section 7.02(c) of the Merger Agreement, (ii) under the heading “Condition” in Exhibit C and (iii) set forth in Section 7.02(e) of the Merger Agreement solely as it relates to certifying that the condition set forth in Section 7.02(c) has been satisfied, in each case, solely to the extent the Closing occurs on or prior to November 17, 2023. For the avoidance of doubt, this waiver does not otherwise waive or amend the terms of the Merger Agreement or Article VII, and such waiver shall be null and void if the Closing does not occur on or prior to November 17, 2023. The waiver is in full reservation of all, and without waiver of, any other rights in the Merger Agreement. No other provisions of the Merger Agreement shall be amended or modified by this waiver except as explicitly set forth herein, and the remainder of the Merger Agreement shall remain in full force and effect in accordance with its terms.

8.          Each Party hereby acknowledges that the provisions of the Merger Agreement which have not been modified or amended by this Amendment shall remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Merger Agreement will from and after the entry into this Amendment refer to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as July 23, 2023, and any references in the Merger Agreement to “the date first above written,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to July 23, 2023.

9.          The provisions of Article IX (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB, INC.

By:	/s/ Nicola Santoro, Jr
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB I, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB II, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB III, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Merger Agreement]

SCULPTOR CAPITAL MANAGEMENT, INC.

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL ADVISORS LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL ADVISORS II LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Merger Agreement]